PRESS RELEASE

deltathree Reports Third Quarter 2006 Financial Results

Revenues Increased 20% Year-Over-Year to $8.5 Million

Company Registered Fourth Consecutive Quarter of GAAP Profitability

New York, NY - October 26, 2006 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of SIP-based Voice Over Internet Protocol (VoIP) solutions for service providers, resellers and end users worldwide, today announced financial results for the third quarter ended September 30, 2006.

Third Quarter 2006 Highlights

•	Revenues increased 20% year-over-year to $8.5 million.
•	GAAP net income of $30,000 or $0.00 per diluted share versus a year ago net loss.
•	Adjusted EBITDA of $409,000 or $0.01 per diluted share.
•	Gross margin of 38% was in line with the year ago period.

Revenues for the third quarter of 2006 were $8.5 million, an increase of more than $1.4 million, or 20%, from the $7.1 million reported for the third quarter of 2005. In the sequential comparison, third quarter 2006 revenues declined $1.5 million or 15%, compared to revenues of $10.0 million reported for the second quarter ended June 30, 2006.

deltathree reported a GAAP net income for the third quarter of 2006 of $30,000 or $0.00 per diluted share. Third quarter 2006 GAAP net income reflects an improvement over the third quarter 2005 GAAP net loss of $40,000 or $0.00 per diluted share, and a decline compared to GAAP net income of $496,000 or $0.02 per share in the second quarter of 2006. Third quarter 2006 and the second quarter of 2006 GAAP net income includes approximately $133,000 and $100,000, respectively, of stock-based compensation expense. The year ago period did not include comparable stock-based compensation expenses.

Gross margin for the third quarter of 2006 was 38% which was in line with a gross margin of 38% in the sequential quarter and year ago periods.

deltathree reported adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, for the third quarter of 2006 of $409,000 or $0.01 per diluted share, compared to EBITDA of $175,000 or $0.01 per diluted share in the third quarter of 2005 and adjusted EBITDA of $853,000 or $0.03 per diluted share in the second quarter of 2006. The year ago period did not include the comparable non-cash stock-based compensation expense reflected in adjusted EBITDA.

deltathree defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Operations included in this press release.

As of September 30, 2006, deltathree held approximately $17.0 million in cash, cash equivalents, short-term, long-term investments, and restricted cash compared to $18.0 million held as of June 30, 2006 and $15.3 million as of September 30, 2005.

In order to help the financial community gain better visibility into deltathree’s business model, the Company will be providing some new business metrics on a going forward basis, beginning with the third quarter of 2006. These metrics will include the number of active accounts as of quarter end and the number of total minutes carried across the deltathree network during the quarter. For the third quarter of 2006, deltathree had approximately 306,000 active accounts covering consumer, reseller and service provider end user accounts. Active accounts are considered those that made or received a call during the quarter. During the same period, deltathree carried approximately 141 million retail minutes of VoIP traffic flow across its network from consumers, resellers and service providers.

deltathree Operational Review

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, “While deltathree continued to post year-over-year improvements in terms of revenue and bottom line profitability, the Company’s third quarter performance registered a sequential decline primarily associated with the effect of changing regulations imposed on VoIP service providers in select foreign countries, particularly in the Middle East. In order to help address this challenge, we are currently taking steps to increase our use of locally authorized and licensed partners within these select foreign countries. Among other factors impacting the third quarter was increased competition at the low end of the VoIP market as well as the effect of summer seasonality. Despite these challenges, during the quarter we continued to focus on financial efficiency as we extended our track record to four consecutive quarters of GAAP profitability with gross margins holding steady at 38%, supported by our high value VoIP offerings. During the quarter we expanded our universe of Outsourced Platform Solution customers with a number of key wins such as ICQ, the largest multi lingual community on the Web. The addition of ICQ to our base of service provider customers presents a channel to ramp our VoIP offerings in the market for millions of potential ICQ instant messaging customers. We also continue to diversify our customer base with the recent announcement of our first Mobile Virtual Network Enabler customer which further demonstrates our ability to leverage our Outsourced Platform Solution within new segments of the service provider market. We believe that this ongoing diversification of our service provider customer base will serve as a long-term driver for our Outsourced Platform Solution business. Overall, as we head into the seasonally stronger fourth quarter we are seeing growing interest in our high quality VoIP offerings among service providers and consumers globally.”

deltathree Financial Guidance

Based on the nine month year-to-date results, the Company is revising its full year 2006 revenue and earnings per share guidance. deltathree currently anticipates full year 2006 revenue to be approximately $40.0 million, as compared to full year 2005 revenues of $29.7 million. deltathree currently forecasts full year 2006 earnings per diluted share to be within the range of $0.03 to $0.04, excluding the impact of stock-based compensation expense, as compared to full year 2005 net loss per diluted share of ($0.03). The Company expects full year 2006 stock-based compensation expense to be within the range of $0.01 to $0.02 per diluted share. There was no stock-based compensation expense recorded in comparable full year 2005 period.

Conference Call Details

The deltathree third quarter 2006 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, October 26, 2006. Investors are invited to listen to the live call by dialing 1-800-762-4717 in the United States or by dialing 1-480-629-9025 when calling internationally. Investors worldwide can also listen to the call live via deltathree’s Website, www.deltathree.com. Please go to the Website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate Website.

About deltathree

Founded in 1996, deltathree is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions, and infrastructure. deltathree offers customers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider and Reseller channel and the iConnectHere direct-to-consumer channel. deltathree offers a broad suite of private label VoIP products and services as well as a back-office platform for service providers, resellers, and corporate customers. Based on deltathree's customizable VoIP solutions, these customers can offer private label telecommunications to their own customer bases, under either their own brand name, a white-label brand, and/or the iConnectHere or deltathree brand name. At the same time, iConnectHere, deltathree's direct-to-consumer offering, provides award-winning VoIP products directly to consumers and small businesses online using the same primary platform.

For more information about deltathree please visit our website at www.deltathree.com.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that the adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, information contained in this press release and the attached financial information is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

Forward Looking Statements

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact: Erik Knettel The Global Consulting Group (646) 284-9415 eknettel@hfgcg.com	Media Relations Contact: Lukas Brenowitz deltathree Inc. (212) 500-4836 Lukas.brenowitz@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
($ in thousands)
	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$3,380	$3,847
Restricted cash and short-term investments	12,562	10,648
Accounts receivable, net	1,287	703
Prepaid expenses and other current assets	452	612
Inventory	199	242
Total current assets	17,880	16,052

Restricted cash and long-term investments	$1,085	$1,216

Property and equipment:
Telecommunications equipment	18,231	18,028
Furniture, fixtures and other	625	583
Leasehold improvements	4,666	4,653
Computers hardware & software	8,323	8,019
	31,845	31,283
Less - accumulated depreciation	(28,291)	(27,152)
Property and equipment, net	3,554	4,131
Deposits	109	105
Total assets	$22,628	$21,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,122	$3,904 *
Deferred revenues	1,530	344
Other current liabilities	1,153	1,540 *
Total current liabilities	5,805	5,788

Long-term liabilities:
Severance pay obligations	203	155
Total liabilities	6,008	5,943

Stockholders' equity:
Class A common stock, $0.001 par value	30	30
Additional paid-in capital	167,925	167,690
Accumulated deficit	(151,335)	(151,949)
	16,620	15,771
Treasury stock at cost : 257,600 shares as of December 31, 2005	-	(210)
Total stockholders' equity	16,620	15,561
Total liabilities and stockholders' equity	$22,628	$21,504

* Reclassified

DELTATHREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
($ in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

Revenues	$8,537	$7,105	$29,252	$20,636

Costs and operating expenses:
Cost of revenues	5,331	4,379	18,691	12,873
Research and development expenses	961	762	3,085	2,353
Selling and marketing expenses	1,276	1,045	3,749	2,910
General and administrative expenses	693	744	2,357	2,089
Depreciation and amortization	389	402	1,139	1,546

Total costs and operating expenses	8,650	7,332	29,021	21,771

Income (loss) from operations	(113)	(227)	231	(1,135)

Interest income, net	162	198	439	302

Income (loss) before income taxes	49	(29)	670	(833)

Income taxes	19	11	56	43

Net income (loss)	$30	$(40)	$614	$(876)

Basic net Income (loss) per share	$0.00	$(0.00)	$0.02	$(0.03)

Diluted net Income (loss) per share	$0.00	$(0.00)	$0.02	$(0.03)

Basic weighted average number of shares outstanding	29,788,403	29,719,899	29,759,374	29,653,238

Diluted weighted average number of shares outstanding	29,907,650	29,719,899	30,236,097	29,653,238

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	Nine months ended September 30,
	2006	2005
Cash flows from operating activities

Income (loss) for the period	$614	$(876)

Adjustments to reconcile net income (loss) for the period to net cash provided by (used) in operating activities:
Depreciation and amortization	1,139	1,546
Capital gain, net	(1)	-
Stock based compensation	377	-
Increase in liability for severance pay	48	48

Changes in assets and liabilities:
Increase in accounts receivable	(584)	(463)
Decrease (Increase) in other current assets	160	(166)
Decrease in inventory	43	24
Decrease in accounts payable	(790)	(897)
Decrease in other current liabilities	(387)	(266)
Increase in deferred revenues	1,186	543
	1,191	369

Net cash provided by (used in) operating activities	1,805	(507)

Cash flows from investing activities:
Purchase of property and equipment	(554)	(1,079)
Proceeds from disposal of property and equipment	1	-
(Decrease) Increase in deposits	(4)	4
Short-term investments, net	(1,914)	2,250 *
Long-term investments, net	131	(200)
Net cash (used in) provided by investing activities	(2,340)	975

Cash flows from financing activities:

Proceeds from exercise of employee options	68	378
Net cash provided by financing activities	68	378

(Decrease) increase in cash and cash equivalents	(467)	846
Cash and cash equivalents at beginning of year	3,847	3,905
Cash and cash equivalents at end of the period	$3,380	$4,751

Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$56	$24

Supplemental schedule of non cash investing and financing activities:
Acquisition of fixed assets on credit	$8	$120
Cancellation of shares	$210	$0

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
($ in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

Net Profit (loss)	$30	$(40)	$614	$(876)

Depreciation	389	402	1,139	1,546
Stock Based Compensation	133	-	377	-
Interest Income	162	198	439	302
Taxes	19	11	56	43

Adjusted EBITDA	409	175	1,747	411

Basic adjusted EBITDA per share (in US$)	$0.01	$0.01	$0.06	$0.01

Diluted adujsted EBITDA per share (in US$)	$0.01	$0.01	$0.06	$0.01

Basic weighted average number of shares outstanding	29,788,403	29,719,899	29,759,374	29,653,238

Diluted weighted average number of shares outstanding	29,907,650	29,719,899	30,236,097	29,653,238